THIS INVESTMENT AGREEMENT made as of January 1, 2004

BY AND BETWEEN:

                           Balboa Capital Markets Inc.
                           With offices located at
                           9061E. Alondra Blvd. Bellflower, Ca, 90706

                           (Hereinafter: the "INVESTOR")
                                                              OF THE FIRST PART;

AND:
                           Inrob Ltd.
                           With offices located at
                           2 Haprat Street, Yavne, Israel

                           (Hereinafter: the "COMPANY")
                                                             OF THE SECOND PART;

WHEREAS The Company is a an engineering firm providing solutions for organizations wishing to outsource maintenance of critical and sophisticated equipment, as well as a developer, integrator and producer of advanced wireless control solutions for unmanned ground vehicle robots; and

WHEREAS           After   examining  the  Company's   operation,   Investor  has
                  expressed  its  interest  in  effecting   investments  in  the
                  Company; and

WHEREAS The parties wish to define the terms and conditions for executing the subject matter of this agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration passing amongst the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.    Preamble

      1.1 The preamble to this agreement, including any statement herein and the Schedules attached hereto, form an integral part hereof and shall be binding upon the parties.

      1.2 The title headings of the Articles hereof are intended solely for convenience and are not intended and shall not be construed for any other purpose.

2.    Subject Matter

      2.1 In consideration for Company's Shares, Investor shall invest in the Company such funds as set forth hereunder.

3.    Investment and Issuance of Shares

      3.1 Subject to the terms and conditions hereinafter set forth, the Investor hereby purchases from the Company, and the Company hereby undertakes to sell and allot to the Investor, 11,000,000 fully paid, non-restricted common shares of the Company constituting five and a half (5.5%) percent of the total issued and outstanding capital stock of the Company calculated on a post-issue fully diluted basis, with a par value of 0.01 NIS each (Hereinafter: the "SHARES") for total aggregate payment of 71,500$ (seventy one thousand and five hundred USD) (Hereinafter: the "INVESTMENT"). The Investment shall be made either by way of direct transfer of funds into the Company's account or by way of payment by Investor of expenses required and approved by the Company.

      3.2 It is hereby agreed that the shares are issued to investor upon execution hereof.

      3.3 The Shares shall have the rights attached to the Company's Common Shares, as set forth in the Company's Articles of Association as amended from time to time.

4.    Warranties

      4.1 Investor hereby represents and warrants that it has the financial backing, the means and the capability to provide the Company with the required Investment.

      4.2 The Company declares and represents that the Shares are free and clear of all claims, demands, pledges, liens and third party rights of any sort. Except for the above, the Shares are transferred "AS IS" without any representations or warranties being given.

5.    Governing Law

      5.1 This Agreement shall be governed by and construed according to the laws of the State of Israel. Any dispute arising under or in relation to this Agreement shall be resolved exclusively in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

6.    Miscellaneous

      6.1 This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and supersedes any previous agreement by the parties with respect to such subject matter, in writing or otherwise. In entering this Agreement the parties acknowledge that any and all previous or former agreements between them relating to the subject matter herein are hereby null and void.

      6.2 It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under all relevant laws and public policies. Accordingly, the provisions of this agreement are separable. In the event that any provision hereof is determined to invalid for any reason, no other provision of this agreement shall be affected thereby.

      6.3 This agreement may be executed in any number of counterparts or facsimiles, which shall constitute one agreement.

      6.4 Any term of this Agreement may not be amended, terminated or waived unless evidenced by a document in writing specifically referring to this Agreement.

      6.5 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither party shall be allowed to assign or delegated his right or undertaking herein without the prior written consent of the other party.

      6.6 The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this agreement shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any time or from time to time be deemed a waiver or relinquishment of such right or power at any other time or times.

      6.7 Any notices required or permitted to be given by either party under this Agreement shall be in writing and sent by certified mail or hand delivered or by facsimile to the parties' respective addresses first written above. Such notices will be effective upon (1) receipt if sent by certified mail, postage prepaid, or (2) delivery if delivered by hand (3) receiving of delivery print out and subject to a telephone confirmation.

                   EXECUTED at Tel-Aviv as of January 1, 2004.


         Inrob ltd.                                 Balboa Capital Markets


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Per: Ben-Tsur Joseph                             Per:
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